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                                EXHIBIT 23(C)




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm and to (i) the reference related to the use of our opinion dated May 15, 1992 accompanying the financial statements of First Bank/Las Colinas for the years ended December 31, 1991, 1990 and 1989 in the Annual Report on Form 10K of BancTEXAS Group, Inc. and in this Registration Statement on Form S-2 and (ii) the reference to our firm under the heading "Experts" in the Prospectus which is part of this Registration Statement.



                                                     /s/ FISK & ROBINSON P.C.
April 20, 1994


Dallas, Texas